UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

Effective June 8, 2009, Uranium Energy Corp. (the "Company") entered into a Mineral Property Option And Joint Venture Agreement (the "Agreement") with Strategic Resources Inc. ("Strategic"), a reporting issuer in Canada listed on the TSX Venture Exchange (the "TSX-V") in connection with the granting therein by the Company to Strategic of an option (the "Option") to acquire up and undivided 50% or 60% legal, beneficial and registerable interest in and to certain of the Company's mineral property concession interests which are located in the States of New Mexico and Arizona, respectively, and which are better known and described as the "Coyote Ranch" and "Red Basis" properties (collectively, the "Property").

The Agreement is subject to Strategic receiving prior TSX-V approval to the terms and conditions of the Agreement on or before July 2, 2009 (being the "Effective Date" of the Agreement).

Pursuant to the terms and conditions of the Agreement Strategic has the initial Option (the "Initial Option") to acquire a 50% interest in and to the Property by paying, incurring and issuing the following to and on behalf of the Company:

(a)        Cash payment: upon the execution of the Agreement paying to the order and direction of the Company a cash payment of $7,500;

(b)        Share issuances: issue to the order and direction of the Company an aggregate of 2,500,000 fully paid and non-assessable common shares in the capital of Strategic (each a "Share") in the following manner:

(i)        an initial 500,000 of the Shares upon the Effective Date of the Agreement;

(ii)       a further 500,000 of the Shares within five calendar days from the first anniversary date of the Effective Date;

(iii)      a further 500,000 of the Shares within five calendar days from the second anniversary date of the Effective Date;

(iv)       a further 500,000 of the Shares within five calendar days from the third anniversary date of the Effective Date; and

(v)        a further 500,000 of the Shares within five calendar days from the fourth anniversary date of the Effective Date;

(c)        Expenditure commitments: provide funding for or expend, in accordance with the terms and conditions of this Agreement, minimum cumulative expenditures for exploration and development work on any of the mineral property concession interests comprising the Property (the "Expenditures for Exploration and Development") of an aggregate of at least $825,000 within five years from the Effective Date (which period in time from the Effective Date to the end of five years from the Effective Date being hereinafter referred to as the "Minimum Expenditure Period") in the following manner:

(i)        no less than an initial $25,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by Strategic within one year from the Effective Date;

(ii)       no less an additional $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by Strategic within two years from the Effective Date;

(iii)      no less an additional $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by Strategic within three years from the Effective Date;

(iv)       no less an additional $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by Strategic within four years from the Effective Date; and

(v)        no less than a final $200,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by Strategic within five years from the Effective Date;

provided, however, that any Expenditures for Exploration and Development work expended in any year in excess of the minimum Expenditures required shall be fully credited against the Expenditures for Exploration and Development work required in a subsequent year; and

(d)        Maintenance payments: pay, or cause to be paid, all underlying option, regulatory and governmental payments, royalties and assessment work required to keep the mineral property concession interests comprising the Property in good standing during the term of this Agreement.

In this regard, and within 30 calendar days of exercising the Initial Option, Strategic is then entitled to exercise its second Option to acquire a further 10% interest in and to the Property (for 60% in total) by issuing a further 1,000,000 common shares from its treasury to the Company.

A copy of the entire Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)       Financial Statements and Exhibits.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Mineral Property Option And Joint Venture Agreement between the Company and Strategic Resources Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
Date: June 8, 2009.	By: /s/ "Pat Obara" Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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